EXHIBIT 10.19






                                    SUBLEASE


                     BANCO UNION, NEW YORK AGENCY, LANDLORD


                                       to


                           DISC GRAPHICS, INC., TENANT


                           Location:        609 Fifth Avenue
                                            New York, New York

                           Dated:           as of January 1, 2000


                 The Land Affected by the Within Instrument Lies
                      in Section 1284, Block 69 on the Tax
                         Map of the County of New York.

                          Index of Terms Used in Lease


 TERM                                        SECTION

 AAA                                         14.01(a)
 Additional Rent                             4.01(b)
 Annual Rental                               4.01(a)(i)
 Applicable Laws                             15.01(a)
 Bankruptcy Code                             13.01(a)
 Brokers                                     23.01
 Building                                    Recitals
 Commencement Date                           2.01
 Common Building Facilities                  1.01(c)
 consideration                               16.04(a)
 Expiration Date                             2.01
 Free Rent Period                            4.01(a)(ii)
 JHMLIC                                      Recitals
 Landlord                                    Preamble
 Lease                                       Preamble
 Lease Interest Rate                         13.06
 Leased Premises                             1.01(a)
 Overlandlord                                Recitals
 Overlease                                   Recitals
 Overlease Premises                          Recitals
 16.04(b)                                    Permitted Expenses
 Tenant                                      Preamble
 Tenant Surcharges                           4.01(d)
 Tenant's Estimated Share of
 the Electricity Charge                      4.01(b)
 Tenant's Proportionate Share                4.01(c)

                                TABLE OF CONTENTS

                                                                            Page

                        ARTICLE ONE SUBLEASE OF PREMISES

Section 1.01.  Sublease of Premises............................................1

                                ARTICLE TWO TERM
Section 2.01.  Term............................................................2
Section 2.02.  Effect of Termination...........................................2

            ARTICLE THREE CONDITION OF LEASED PREMISES AND OVERLEASE
Section 3.01.  Condition of Leased Premises....................................2
Section 3.02.  Overlease.......................................................2

                               ARTICLE FOUR RENTAL
Section 4.01.  Annual Rental...................................................4
Section 4.02.  Late Payment....................................................4

                              ARTICLE FIVE SERVICES
Section 5.01.  Services to Be Performed by Overlandlord........................6
Section 5.02.  Heating, Ventilating and Air Conditioning.......................7
Section 5.03.  Tenant's Security...............................................7
Section 5.04.  Window Cleaning.................................................7
Section 5.05.  Insurance.......................................................7

                             ARTICLE SIX ELECTRICITY
Section 6.01.  Risers and Feeders..............................................9
Section 6.02.  Increase and Decrease of the Electricity Charge................ 9
Section 6.03.  Discontinuance.................................................10

                          ARTICLE SEVEN USE AND ACCESS
Section 7.01.  Use............................................................10
Section 7.02.  Access.........................................................11
Section 7.03.  Use of the Lobby...............................................11
Section 7.04.  Building Directory; Signage....................................11
Section 7.05.  Waste Discharge................................................11
Section 7.06.  Floor Loads....................................................12
Section 7.07.  Prohibited Uses................................................12

                      ARTICLE EIGHT REPAIRS AND MAINTENANCE
Section 8.01.  Tenant's Obligations...........................................12

                      ARTICLE NINE FIRE AND OTHER CASUALTY
Section 9.01.  Damage or Destruction..........................................13
Section 9.02.  Waiver of Subrogation Rights...................................14

                              ARTICLE TEN LIABILITY
Section 10.01.  Indemnification of the Parties................................14
Section 10.02.  Landlord's Liability..........................................14

                     ARTICLE ELEVEN ALTERATIONS AND FIXTURES
Section 11.01.  Alterations by Tenant.........................................15
Section 11.02.  Tenant's Property.............................................17

                           ARTICLE TWELVE CONDEMNATION
Section 12.01.  Condemnation..................................................17

                     ARTICLE THIRTEEN REMEDIES AND DEFAULTS
Section 13.01.  Bankruptcy....................................................18
Section 13.02.  Conditions of Limitation......................................19
Section 13.03.  Re-entry......................................................21
Section 13.04.  Damages.......................................................21
Section 13.05.  Default by Landlord...........................................23
Section 13.06.  Suspension of Tenant Default..................................23

                          ARTICLE FOURTEEN ARBITRATION
Section 14.01.  Arbitration...................................................24

                      ARTICLE FIFTEEN COMPLIANCE WITH LAWS
Section 15.01.  Tenant's Compliance with Laws.................................24

                    ARTICLE SIXTEEN ASSIGNMENT AND SUBLETTING
Section 16.01.  General Prohibition...........................................25
Section 16.02.  Rights of Landlord............................................25
Section 16.03.  Net Profits...................................................26
Section 16.04.  Remedy for Delayed or Withheld
Consent........................26s

                       ARTICLE SEVENTEEN LANDLORD'S ACCESS
Section 17.01.  Landlord's Access to Premises.................................27
Section 17.02.  Overlandlord's Right to Change the Building...................27

                    ARTICLE EIGHTEEN NAME OF BUILDING; SIGNS
Section 18.01.  Landlord's Right to Designate Building Name...................27
Section 18.02.  Signs.........................................................27

                        ARTICLE NINETEEN QUIET ENJOYMENT
Section 19.01.  Covenant of Quiet Enjoyment...................................28

                            ARTICLE TWENTY NON-WAIVER
Section 20.01.  Non-Waiver by Either Party....................................28

                           ARTICLE TWENTY-ONE NOTICES

                      ARTICLE TWENTY-TWO PARTIAL INVALIDITY
Section 22.01.  Severability Clause...........................................29

                         ARTICLE TWENTY-THREE BROKERAGE
Section 23.01.  Brokerage.....................................................29

                    ARTICLE TWENTY-FOUR ESTOPPEL CERTIFICATES
Section 24.01.  Estoppel Certificates.........................................29

               ARTICLE TWENTY-FIVE TENANT'S RIGHT OF FIRST REFUSAL
Section 25.01.  Tenant's Right of First Refusal...............................30
Section 25.02.  Effect of Failure to Exercise Right...........................30

                        ARTICLE TWENTY-SIX SUBORDINATION
Section 26.01.  Subordination.................................................31

                      ARTICLE TWENTY-SEVEN SECURITY DEPOSIT
Section 27.01.  Security Deposit..............................................31

                   ARTICLE TWENTY-EIGHT RULES AND REGULATIONS
Section 28.01.  General; This Lease Controls in Event of Conflict.............32

                        ARTICLE TWENTY-NINE MISCELLANEOUS
Section 29.01.  Certain Miscellaneous Provisions..............................32
Section 29.02.  Governing Law.................................................32
Section 29.03.  Memoranda Agreements..........................................32

                                    EXHIBITS

                             Exhibit A - Floor Plan
                           Exhibit B - Landlord's Work

                                    SUBLEASE


          SUBLEASE ("this Lease"), dated as of January 1, 2000, between BANCO UNION, NEW YORK AGENCY, with an office at 609 Fifth Avenue, New York, New York 10017 ("Landlord"), and DISC GRAPHICS, INC., with an office at 10 Gilpin Avenue, New York, New York 11788 ("Tenant").


                              W I T N E S S E T H :


          WHEREAS, by lease (the "Overlease") dated as of December 30, 1994, John Hancock Mutual Life Insurance Company ("JHMLIC"), and 609 Fifth Avenue Corporation, as tenants-in-common (collectively hereinafter called "Overlandlord"), leased to Landlord a portion of the Mezzanine, second floor and portions of the basement in the building (the "Building") commonly known as 609 Fifth Avenue, New York, New York (the "Overlease Premises"); and

          WHEREAS, a copy of the Overlease has been delivered to Tenant, and Tenant, by its execution hereof, acknowledges receipt of the same; and

          WHEREAS, Tenant desires to sublease from Landlord a portion of the Overlease Premises for a term, at a rent, and upon and subject to the covenants, agreements, terms, provisions, conditions, limitations, exceptions and reservations herein contained.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto, for themselves, their heirs, executors, legal representatives, successors and assigns, hereby covenant and agree as follows:


                                   ARTICLE ONE

                              SUBLEASE OF PREMISES

          Section 1.01. Sublease of Premises. (a) Landlord hereby subleases to Tenant, and Tenant hereby subleases from Landlord, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, for the term and at the rent hereinafter stated, the premises referred to in subsection
(b) below (the "Leased Premises") in the Building.

                  (b) The Leased Premises shall be the portion of the second floor substantially as shown hatched on the floor plan annexed hereto as Exhibit
A. The parties agree that the rentable area of the Leased Premises is approximately 2,386 square feet. In the case of any discrepancy between the floor plan annexed as Exhibit A and the actual space occupied by Tenant, the latter shall be controlling.

                  (c) This Lease includes the right of Tenant to use the Common Building Facilities (as defined below) in common with other tenants in the Building. The term "Common Building Facilities" shall mean all of the common facilities in the Building designed and intended for use by all tenants in the Building in common with Landlord and each other, including, but not limited to,

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hallways,  elevators,  fire stairs,  restrooms,  service areas,  lobbies and all other common areas of the Building intended for such use. Floors wholly occupied by Tenant shall not have any facilities which shall be used in common with other tenants except for fire stairs, elevators and any other facilities servicing other areas or leased premises which require access thereto.


                                   ARTICLE TWO

                                      TERM

          Section 2.01. Term. This Lease is effective as of the date hereof. The term of this Lease shall commence on the date hereof (the "Commencement Date") and shall terminate on December 30, 2009 (the "Expiration Date") or on such earlier date on which the term may expire or be terminated pursuant to the provisions of the Overlease, this Lease or pursuant to law.

          Section 2.02. Effect of Termination. In the event that Landlord elects to terminate the Overlease pursuant to Section 1.07 thereof, Tenant shall not be required to pay any of the penalty described in said Section 1.07.


                                  ARTICLE THREE

                   CONDITION OF LEASED PREMISES AND OVERLEASE

          Section 3.01. Condition of Leased Premises. Tenant acknowledges that it is fully familiar with the condition of the Building and Leased Premises and the quantity, quality, character and nature of all services supplied by the owner of the Building; and Tenant accepts possession of the Leased Premises in their current "as is" condition; and Tenant agrees that Landlord shall not be required to perform any work or furnish any materials to further prepare the Leased Premises for Tenant's occupancy, except as set forth in Exhibit B. Tenant further acknowledges that neither Landlord nor any officer, employee or agent of Landlord has made any representation or warranty as to the Leased Premises, the rentable area thereof or the suitability thereof for Tenant.

          Section 3.02. Overlease. (a) Tenant acknowledges and agrees that this Lease and the estate hereby granted are subject and subordinate to all of the terms, covenants, provisions, conditions and agreements contained in the Overlease, and to all leases, mortgages, encumbrances and other agreements and matters to which the Overlease is now or may hereafter become subject and subordinate, as any of the foregoing may be amended or modified provided such amendments or modifications do not adversely affect Tenant's rights or increase Tenant's obligations under this Lease. The foregoing clause shall be self-operative and no further instrument of subordination shall be required. Tenant shall, however, execute any certificates confirming such subordination which Landlord may request within ten (10) days after receipt of such request.

          (b) Tenant covenants and agrees (i) to perform and to observe all of the terms, covenants, provisions, conditions and agreements of the Overlease (including any and all rules and regulations which shall be in effect from time to time during the term of this Lease pursuant to the Overlease) on Landlord's part (as tenant under the Overlease) to be performed and observed to the extent the same apply to the Leased Premises; (ii) that Tenant will not do or cause to be done or suffer or permit any act or thing to be done which would or might cause the Overlease or the rights of Landlord as tenant thereunder to be cancelled, terminated or forfeited or which would make Landlord liable for any increase of the additional rent payable by Landlord, unless Tenant reimburses Landlord for any such additional rent increases as provided in this Lease, or for any damages, claims or penalties; and (iii) to indemnify and hold harmless Landlord of, from and against any and all liabilities, losses, damages, suits, penalties, claims and demands of every kind or nature (including, without being limited to, reasonable attorneys' fees and expenses of defense and of enforcing this indemnity) by reason of Tenant's failure to comply with the foregoing or arising from the use, occupancy or manner of use or occupancy of the Leased Premises or of any business conducted therein, or from any work or thing whatsoever done or any conditions created by or any other act or omission of Tenant, its assignees or subtenants, or their respective employees, agents, servants, contractors, invitees, visitors or licensees, in or about the Leased Premises or any other part of the Building.

          (c) Upon the expiration or termination of the Overlease pursuant to the terms and provisions thereof or otherwise, this Lease shall automatically expire and terminate; provided, however, that the liability of Landlord to Tenant for termination caused by Landlord's default or the liability of Tenant to Landlord for termination caused by Tenant's default shall not be discharged by reason of such termination. Landlord represents that the Overlease is in full force and effect and that, to the best of Landlord's knowledge, Landlord is not in default with respect to any material obligation of Landlord under the Overlease. Except as otherwise provided in this Lease or as provided in Section
1.07 of the Overlease, Landlord agrees that it will not agree to a termination of the Overlease unless in connection therewith the Overlandlord accepts this Lease as a direct lease between Overlandlord and Tenant. Tenant agrees to attorn to Overlandlord in connection with any termination, cancellation, re-entry or dispossess by Overlandlord or successor to Overlandlord, as provided in Section
27.04 of the Overlease.

          (d) Wherever in this Lease the consent or approval of Landlord is required for any act or thing and the consent or approval of Overlandlord is required under the Overlease for the same act or thing, Landlord's refusal to give such consent or approval shall be deemed reasonable if, inter alia, Overlandlord shall have refused to give such consent or approval. If Landlord is willing to give such consent or approval, Landlord agrees to cooperate reasonably with Tenant in endeavoring to obtain Overlandlord's consent or approval and Tenant agrees that (i) Tenant shall reimburse Landlord for any out-of-pocket costs incurred by Landlord in connection with seeking such consent or approval, (ii) Landlord shall not be required to make any payments to Overlandlord or to enter into any agreements or to modify the Overlease or this Lease in order to obtain any such consent or approval and (iii) if Tenant agrees or is otherwise obligated to make any payments to Landlord or Overlandlord in connection with such request for such consent or approval, Tenant will make arrangements for such payments which are satisfactory to Landlord. Nothing contained in the preceding sentence shall be deemed to require Landlord to give any consent or approval because Overlandlord has given such consent or approval. Wherever in this Lease Landlord is granted the right to prescribe, approve or require certain standards or performance by Tenant, Overlandlord shall also be deemed to have such right. All plans, working drawings, specifications and other information which Tenant is required to submit to Overlandlord must also be submitted to Landlord.

          (e)  This  Section  3.02  shall  survive  the   expiration  or  sooner
termination of this Lease.

                                  ARTICLE FOUR

                                     RENTAL

          Section 4.01. Annual Rental. (a) (i) Tenant shall pay to Landlord as rent, at Landlord's address noted in the first paragraph of this Lease or elsewhere and/or to Landlord's agent as directed from time to time by Landlord's written notice to Tenant, a base rental (the "Annual Rental") for the Leased Premises, as follows:

          (A) One Hundred Thousand Two Hundred Twelve Dollars ($100,212.00) per annum, for the period commencing on the Commencement Date and ending on the last day of the month preceding the month in which the third (3rd) anniversary of the Commencement Date occurs;

          (B) One Hundred Four Thousand Nine Hundred Eighty Four ($104,984.00) per annum, for the period commencing on the first day of the month in which the third (3rd) anniversary of the Commencement Date occurs and ending on the last day of the month preceding the month in which the seventh (7th) anniversary of the Commencement Date occurs; and

          (C) One Hundred Nine Thousand Seven Hundred Fifty Dollars ($109,756.00) per annum, for the period commencing on the first day of the month in which the seventh (7th) anniversary of the Commencement Date occurs and ending on the Expiration Date.

The Annual Rental shall be payable in twelve (12) equal monthly installments, in advance, on the first day of each and every month of the term of this Lease. A prorated monthly installment shall be paid if the term of this Lease terminates on a day other than the last day of a month.

          (ii) Notwithstanding anything to the contrary contained herein Tenant shall pay no rent, except the Estimated Electricity Charge (as defined in the Overlease) or the Electricity Charge (as defined herein), as the case may be, during the period commencing on the Commencement Date and ending on the date which is five (5) months after the Commencement Date (the "Free Rent Period").

          (b) Tenant shall also pay to Landlord (or as otherwise directed pursuant to subsection (a) above) Tenant Surcharges (as defined in subparagraph
(d) hereof) and Tenant's Estimated Share of the Electricity Charge (as defined in Section 24.03(a) of the Overlease). "Tenant's Estimated Share of the Electricity Charge" shall mean a percentage, to be determined by the parties subsequent to the date hereof based on an electrical survey to be performed by Cushman and Wakefield. The parties agree to amend this Lease to reflect the calculation of the Tenant's Estimated Share of the Electricity Charge for the second floor, within thirty (30) days of a request by either party to execute such an amendment. Tenant shall also pay to Landlord Tenant's Proportionate Share (as defined in subsection (c) hereof) of (i) Tenant's Proportionate Share (Operating Expenses) (as defined in Section 26.01(c) of the Overlease) and (ii)


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Tenant's  Proportionate Share (Real EstateTaxes) (as defined in Section 26.01(c)
of the Overlease), provided that for purposes of this subparagraph (b) only as it relates to Tenant, (I) for purposes of calculating Tenant's Proportionate Share (Operating Expenses) (as defined in Section 26.01(c) of the Overlease), the Base Year Operating Expenses (as defined in Section 26.01(e) of the Overlease) shall mean the Operating Expenses for the Operation Year ending December 31, 2000, and (II) for purposes of calculating Tenant's Proportionate Share (Real Estate Taxes) (as defined in Section 26.01(c) of the Overlease), Real Estate Tax Base (as defined in Section 26.01(g) of the Overlease) shall mean the sum of one- half the Real Estate Taxes for the Tax Year ending on June 30, 2000 plus one-half of the Real Estate Taxes for the Tax Year ending on June 30, 2001. (Tenant Surcharges, Tenant's Estimated Share of the Electricity Charge, Tenant's Proportionate Share of Tenant's Proportionate Share (Operating
Expenses)  and  Tenant's   Proportionate   Share  (Real  Estate  Taxes),   where
applicable, are hereinafter referred to collectively as "Additional Rental"). The Annual Rental and Additional Rental shall be promptly paid when due without notice or demand and without abatement, deduction or setoff, except as may be expressly provided in this Lease. Except where a specified period is provided herein, all Additional Rental shall be due within thirty (30) days after Tenant is billed therefor. The Annual Rental and Additional Rental shall be paid by a good and sufficient check, subject to collection, drawn on a bank having an office in New York City. In the event Landlord shall receive from Overlandlord any refund of any amounts for which Tenant shall have paid Additional Rental to Landlord under the provisions of this subparagraph (b), Landlord shall retain out of such refund the costs and expenses incurred by Landlord, if any, of obtaining such refund and shall then pay to Tenant's Proportionate Share of the remainder of such refund. In the event any controversy is referred to arbitration pursuant to the terms of the Overlease, the determination thereof shall bind Landlord and Tenant.

          (c) "Tenant's Proportionate Share" shall be that fraction the numerator of which shall be the rentable area of the Leased Premises and the denominator of which shall be the rentable area of the Overlease Premises as the same may be modified from time to time. For purposes of computing Tenant's Proportionate Share, it is agreed that on the date hereof the rentable area of the Leased Premises is 2,386 square feet and the rentable area of the Overlease Premises is 15,296 square feet, and expressed as a percentage, Tenant's Proportionate Share is 15.5988%.

          (d) "Tenant Surcharges" shall mean any and all amounts which may become due and payable by Landlord to Overlandlord pursuant to the Overlease or otherwise or to any other party or parties which would not have become due and payable but for the acts or failure to act of Tenant under this Lease, including, but not limited to: (i) any increases in Overlandlord's or Landlord's fire, rent or other insurance premiums resulting from any act or omission of Tenant, (ii) any additional charges to Landlord on account of Tenant's extra use of heating, ventilation, air conditioning or cleaning services as provided in
Section 17.03 of the Overlease, (iii) any additional charges to Landlord on account of Tenant's use of water in excess of normal usage, as provided in
Section 24.07 of the Overlease, (iv) any increases in the Electricity Charge pursuant to Section 24.03 of the Overlease, and (v) any interest, penalties, or other charges incurred by Landlord or Overlandlord on account of Tenant's failure to perform, delay in performance, or other default hereunder; provided, however, that should any of the after hours services set forth in clause (ii) hereinabove be requested by both Landlord and Tenant for any weekend, evening or holiday, Tenant shall only pay Tenant's Proportionate Share of the charges to Landlord by Overlandlord in respect of such after hours service.


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

          (e) No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Annual Rental or Additional Rental shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance due or pursue any other remedy in this Lease or at law provided.

          (f) Additional Rental shall be deemed to be additional rent. Tenant's failure to pay Additional Rental shall be considered a failure to pay rent and Landlord shall be entitled to all rights and remedies provided herein or by law in connection therewith.

          (g) If any of the Annual Rental or Additional Rental payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any act or law enacted by a governmental authority, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the Annual Rental and/or Additional Rental shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord promptly upon being billed, to the maximum extent legally permissible, an amount equal to (i) the Annual Rental and/or Additional Rental which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the amounts in respect thereof paid by Tenant during the period such legal rent restriction was in effect.

          Section 4.02. Late Payment. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under Section 13.02, if any Annual Rent or Additional Rental payable under this Lease by Tenant to Landlord are not paid on or before the fifth day of the month during which the same is due, Tenant shall pay Landlord as an additional rent, on or before the first day of the following month, 6(cent) for each dollar so overdue in order to defray Landlord's administrative and other costs in connection with such late payment.


                                  ARTICLE FIVE

                                    SERVICES

          Section 5.01. Services to Be Performed by Overlandlord. Notwithstanding anything to the contrary contained in this Lease, Tenant understands and agrees that all improvements, services, repairs, restorations, equipment and access which are required to be provided and made for the benefit of the Leased Premises in accordance with the provisions of the Overlease, including, without limiting the foregoing, those set forth in Articles 5 and 6 and Section 8.01 thereof and in Schedule C thereto, will, in fact, be provided by Overlandlord, and Landlord shall have no obligation during the term of this Lease to provide any such improvements, services, repairs, restorations, equipment or access. Tenant agrees to look solely to Overlandlord for the furnishing of such improvements, services, repairs, restorations, equipment and


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
access. Landlord shall in no event beliable to Tenant nor shall the obligations of Tenant hereunder be impaired or the performance thereof excused because of any failure or delay on Overlandlord's part in furnishing such improvements, services, repairs, restorations, equipment or access. If Overlandlord shall default in any of its obligations to Landlord with respect to the Leased Premises, Tenant shall be entitled to participate with Landlord in the performance of Landlord's rights against Overlandlord, but Landlord shall have no obligations to bring any action or proceeding or to take any steps to enforce Landlord's rights against Overlandlord. If, after written request from Tenant, Landlord shall fail or refuse to take appropriate action for the enforcement of Landlord's rights against Overlandlord with respect to the Leased Premises within a reasonable period of time considering the nature of Overlandlord's default, Tenant shall have the right to take such action in its own name and at its own expense and, for that purpose and only to such extent, all of the rights of Landlord under the Overlease hereby are conferred upon and assigned to Tenant and Tenant hereby is subrogated to such rights to the extent that the same shall apply to the Leased Premises. If any such action against Overlandlord in Tenant's name shall be barred by reason of lack of privity, nonassignability or otherwise, Tenant may take such action in Landlord's name provided that Tenant has obtained the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed), and further provided, and Tenant hereby agrees, that Tenant shall indemnify and hold Landlord harmless from and against all liability, loss, damage or expense (including, without limitation, reasonable attorneys' fees), which Landlord shall suffer or incur by reason of such action.

          Section 5.02. Heating, Ventilating and Air Conditioning. Landlord shall, upon reasonable advance notice from Tenant, request Overlandlord to furnish Tenant HVAC services at any time or times other than the regular hours specified in Section 17.01 of the Overlease, with the cost of any such overtime service to be paid by Tenant to Landlord as provided in Section 4.01(d) hereof.

          Section 5.03. Tenant's Security. Tenant, at its expense and with the prior written approval of Overlandlord and Landlord, which approval shall not be unreasonably withheld, may install safety and security systems or devices, including, without limitation, smoke detectors, electronic security devices and auxiliary emergency electric power supplies, as Tenant may deem appropriate; it being understood that nothing contained herein is intended to nor shall impose any liability or responsibility upon Overlandlord or Landlord in connection with any security or security measures for or of Tenant. Tenant shall have the right, at Tenant's expense, by installation of a key system or otherwise, to control access of all elevators to floors wholly occupied by Tenant, if any; provided that (i) Tenant's use of such system shall comply with all applicable laws, rules and regulations and not interfere with Landlord's or Overlandlord's obligations to provide services or perform any work under the Overlease, this Lease or any other lease or agreement affecting the Building; (ii) Landlord shall have access to the Leased Premises in emergencies; and (iii) Tenant shall provide Landlord with duplicate keys to elevators and/or the Leased Premises, as applicable.

          Section 5.04. Window Cleaning. Tenant shall not clean, nor require, permit, suffer or allow any windows in the Leased Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law, or any other applicable law.

          Section 5.05. Insurance. (a) Tenant shall not violate, or permit the violation of, any condition imposed by any standard insurance policy then issued in respect of the Building and/or the property therein and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Leased

Premises which would subject the Overlandlord, Landlord or any Superior Mortgagee to any liability or responsibility for personal injury or death or property damage, or which would increase any insurance rate in respect of the Building or the property therein over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Building or the property therein in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of or the assertion of any defense by the insurer in whole or in part to claims under any standard policy of insurance in respect of the Building or the property therein.

          (b) Landlord and Tenant shall each secure an appropriate clause in, or an endorsement upon, each insurance policy obtained by it and covering or applicable to the Leased Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the insurance company waives subrogation or permits the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under the insurance policy. The waiver of subrogation or permission for waiver of any claim shall extend to Landlord or Tenant, as the case may be, and its agents and employees and each Superior Mortgagee. Tenant hereby releases Landlord and its agents and employees and Superior Mortgagee, and Landlord hereby releases Tenant and its agents and employees, in respect of any claim (including a claim for negligence) which it might otherwise have against the other for loss, damage or destruction with respect to the other's property by fire or other casualty (including rental value or business interest, as the case may be) occurring during the term of this Lease and normally covered under a fire insurance policy with extended coverage endorsement in the form normally used in respect of similar property in New York County.

          (c) If, by reason of any failure of Tenant to comply with the provisions of subsection (b) above, the premiums on Overlandlord's or Landlord's insurance on the Building and/or equipment therein shall be higher than they otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of such premiums attributable to such failure on the part of Tenant. A schedule or "make up" of rates for the Building or the Leased Premises, as the case may be, issued by the New York Fire Insurance Rating organization or other similar body making rates for insurance for the Building or the Leased Premises, as the case may be, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Building or the Leased Premises, as the case may be.

          (d) Tenant covenants, at its expense, to provide prior to entry upon the Premises and to keep in force and effect during the demised term: (1) comprehensive general liability insurance with respect to the Premises and its appurtenances on an occurrence basis against claims for bodily injury and property damage with minimum limits of liability in amount of THREE MILLION and 00/100 DOLLARS ($3,000,000.00) combined single limit for bodily injury and property damage (including coverage for all operations of Tenant, products/completed operations, independent contractors, broad form property damage, personal injury liability and contractual liability coverage); (2) if the nature of Tenant's business is such as to place all or any of its employees under worker's compensation or similar statutes, workers' compensation or similar insurance affording statutory coverage and containing statutory limits; and (3) all-risk property damage insurance on, including theft or attempted theft of, Tenant's personal property, including improvements and betterments for which Tenant is responsible under this Lease. Tenant agrees to deliver to Landlord, at least thirty (30) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at lease thirty (30) days prior to the expiration of any such policy, either an original policy or a certificate of insurance procured by Tenant in compliance with its obligations hereunder, together with evidence of payment therefor and including an endorsement which states that such insurance may not be cancelled except upon thirty (30) days' written notice to Landlord and any designee(s) of Landlord. Workers' compensation insurance provided for in this Section may be procured by Tenant's contractors.

          (e) Landlord may from time to time require that the amount of the insurance to be maintained by Tenant under subsection (d)(2) above be increased, so that the amount thereof reasonably protects Landlord's interest.


                                   ARTICLE SIX

                                   ELECTRICITY

          Section 6.01. Risers and Feeders. Subject to the provisions of Section
24.05 of the Overlease, Landlord shall request Overlandlord to install any feeders or risers required to supply any additional electrical requirements which Tenant may have during the Term of this Lease, and all other equipment proper and necessary in connection with such feeders or risers. Such installation shall be at the sole cost and expense of Tenant, provided that, in Overlandlord's and Landlord's reasonable judgment, such additional feeders, risers or equipment are necessary and are permissible under applicable laws and insurance regulations and the installation of such feeders, risers or equipment will not cause permanent damage or injury to the Building or the Leased Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or interfere with or disturb other tenants or occupants of the Building. Tenant covenants that at no time shall the use of electrical energy in the Leased Premises exceed the capacity of the existing feeders or wiring installations then serving the Leased Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, Tenant shall not, without the prior consent of Landlord and Overlandlord in each instance, connect any fixtures, appliances or equipment to the Building's electric distribution system or make any alteration or addition to the electric system of the Premises existing on the date hereof other than desktop personal computers, typewriters, lamps, desk calculators, photocopier and similar small office appliances. Should Landlord and Overlandlord grant such consent, any additional risers or other equipment required therefor shall be provided in accordance with, and subject to, the provisions of the Overlease and the cost thereof shall be paid by Tenant to Landlord (or, at Landlord's direction, directly to Overlandlord) within ten (10) Business Days after a bill therefor has been rendered to Tenant.

          Section 6.02. Increase and Decrease of the Electricity Charge. Any increase or decrease in the Electricity Charge pursuant to the provisions of Sections 24.03(b) and 24.03(c) of the Overlease shall be (i) solely paid by or credited to, as the case may be, Tenant with respect to any such increase or decrease insofar as it relates to the mezzanine and (ii) paid by or credited to, as the case may be, each of Landlord and Tenant based on an estimate of actual electricity use in accordance with the provisions of 4.01(b) hereof with respect to any such increase or decrease insofar as it relates to the second floor. Any increase in Tenant's Estimated Share of the Electricity Charge due to an increase in the Electricity Charge pursuant to the provisions of Sections

24.03(b) and 24.03(c) of the Overlease with respect to the period from the effective date of such increase to the last day of the month in which such increase shall be fixed by agreement or determination shall be payable by Tenant upon demand of Landlord. Any decrease in the Electricity Charge pursuant to the provisions of Sections 24.03(b) and 24.03(c) of the Overlease with respect to the period from the effective date of such decrease to the last day of the month in which such decrease shall be fixed by agreement or determination shall be credited to Tenant against the next monthly installments of the Electricity Charge (unless there are not enough of such installments remaining for any such credit to be fully applied, in which event the portion of such credit which could not be applied to the remaining installments of the Annual Rental or the total amount of such credit if such agreement or determination be made after the expiration of the Term of this Lease shall be payable by Landlord to Tenant within fifteen (15) days next following such agreement or determination). Subject to the first sentence of this Section 6.02, the monthly installments of the Electricity Charge payable after the date upon which any such increase or decrease is so fixed shall be adjusted to reflect such increase or decrease in the Electricity Charge.

          Section 6.03. Discontinuance. In the event that Overlandlord elects, pursuant to Section 24.06 of the Overlease, to discontinue the redistribution or furnishing of electrical energy, (a) Landlord agrees to give notice of any such discontinuance to Tenant within three (3) days of Landlord's receipt of Overlandlord's notice thereof; (b) Landlord agrees to permit Tenant, at Tenant's expense, to receive electrical service directly from the public utility corporation supplying electrical service to the Building and to permit the existing feeders, risers, wiring and other electrical facilities serving the Leased Premises to be used by Tenant for such purpose to the extent they are suitable and safely capable; (c) to the extent that Landlord is required under the terms of the Overlease (including, without limitation, Section 24.06 thereof) to pay any amount in respect of Overlandlord's charges in respect of such discontinuance and the installation of meters, additional panel boards, feeders, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company, such amount shall be payable solely by Landlord (and Tenant shall not be required to reimburse Landlord for Tenant's Proportionate Share of such amounts required to be paid by Landlord); (d) the Tenant's Estimated Share of the Electricity Charge shall not be payable by Tenant from and after such discontinuance; and (e) this Lease shall remain in full force and effect and such discontinuance shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent except as expressly provided in subsection (d) above, or relieve Tenant from any of its obligations under this Lease or impose any liability upon Overlandlord, Landlord or their respective agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.


                                  ARTICLE SEVEN

                                 USE AND ACCESS

          Section 7.01. Use. (a) Tenant, its permitted assignees and subtenants, shall have the right to use the Leased Premises for executive, general and administrative office purposes only and for no other purposes except the following uses incidental (and which shall remain incidental) thereto.

          (b) To the extent any  special  uses to which  Tenant  puts the Leased

Premises require a specific Certificate of Occupancy, or a special entry on the general Certificate of Occupancy for the Building, Tenant, as a condition precedent to such use and at Tenant's sole cost and expense, shall be responsible for obtaining the same as well as any other governmental permit, approval or license required by applicable law. Landlord shall cooperate with Tenant and shall execute all applications, authorizations and other instruments reasonably required to enable Tenant to fulfill its responsibilities under this subsection, provided, however, the foregoing do not impose any monetary or personal obligation on Landlord. Tenant shall reimburse Landlord for all reasonable costs and expenses incurred by Landlord in connection with the foregoing and shall provide Landlord with copies of all applications and other materials filed by Tenant in connection therewith.

          (c) Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used in any manner which would violate the Certificate of Occupancy for the Building, or for any purpose other than the use hereinbefore specifically mentioned. Those portions, if any, of the Premises, identified as toilets and utility areas shall be used by Tenant only for the purposes for which they are designed. Tenant shall not use or permit the use of the Premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or of the Overlease or for any unlawful purposes or in any unlawful manner and Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the judgment of Landlord or Overlandlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality office building, impair or interfere with or tend to impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or Leased Premises, or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building.

          Section 7.02. Access. Tenant, its permitted subtenants and their employees, licensees and guests, shall have access to the Leased Premises at all times, 24 hours per day, every day of the year.

          Section 7.03. Use of the Lobby. As long as the mezzanine is directly accessed from the lobby, the lobby of the Building shall not be used to present public events or exhibits without Tenant's prior written consent not to be unreasonably withheld or delayed.

          Section 7.04. Building Directory; Signage. (a) Landlord shall request that Overlandlord provide to Tenant, at no charge, Tenant's Proportionate Share of the listings on the Building Directory provided to Landlord pursuant to
Section 25.07 of the Overlease.

          (b) Subject to the Overlease, Article Eighteen hereof, and Landlord's approval not to be unreasonably withheld or delayed, Tenant may install a sign (with Tenant's name and/or logo) on Tenant's door to the Leased Premises and in the elevator lobby on the second floor of the Building.

          Section 7.05. Waste Discharge. Tenant shall not discharge or permit to be discharged any materials into waste lines, vents or flues of the Building, which may cause damage thereto. Thewater and wash closets and other plumbing fixtures in or serving the Leased Premises shall not be used for any purposes other than those for which they shall have been designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

          Section 7.06. Floor Loads. Tenant shall not place a load upon any floor of the Leased Premises exceeding 120 pounds per square foot, live load, and such load shall be placed by Tenant, at Tenant's expense, so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in setting sufficient in Overlandlord's and Landlord's judgment to absorb and prevent vibration, noise and annoyance.

          Section 7.07. Prohibited Uses. Notwithstanding anything contained in this Lease to the contrary, Tenant covenants and agrees that Tenant will not use the Premises or any part thereof, or permit the Premises or any part thereof to be used:

                    (i) as a retail stock brokerage office or for retail stock brokerage purposes,

                   (ii)     as a news and cigar stand, as such,

                  (iii) as a restaurant and/or bar and/or for the sale of confectionery and/or soda and/or beverages and/or sandwiches and/or ice cream and/or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever,

                  (iv) for the business of photographic or documentary reproductions or offset printing (except for photographic and/or documentary reproductions and/or offset printing in connection with, directly or indirectly, its own business and/or activities), or

                  (v) for any charitable, religious, union or other not-for-profit or tax exempt purpose (nor shall Tenant or any occupant, user or subtenant be a charitable, religious, union or other others not-for-profit organization or entity or tax exempt organization or entity.


                                  ARTICLE EIGHT

                             REPAIRS AND MAINTENANCE

          Section 8.01. Tenant's Obligations. (a) Tenant shall, at its expense, throughout the term of this Lease, take good care of and maintain in good order and condition the Leased Premises and the fixtures and appurtenances therein. Tenant shall also be responsible for the reasonable cost of all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen or unforeseen, in and to the Building and the facilities and systems thereof, the need for which arises out of (i) the performance or existence of Tenant's work, (ii) the installation, use or operation of Tenant's property, (iii) the moving of Tenant's property in or out of the Building or
(iv) the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees. Any repairs in or to the Building and the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant's expense.

          (b) Upon termination of this Lease, Tenant shall surrender and deliver up the Leased Premises in the same condition in which they existed at the commencement of this Lease, except for ordinary wear and tear, Tenant's alterations made pursuant to Section 11.01 hereof, repairs and maintenance assumed by Landlord, damage arising from fire or other casualty and damage caused by others for whom Tenant is not responsible.


                                  ARTICLE NINE

                             FIRE AND OTHER CASUALTY

          Section 9.01. Damage or Destruction. (a) If the Leased Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord and Overlandlord and this Lease shall continue in full force and effect except as hereinafter set forth.

          (b) In the event that the Leased Premises or the Building shall be partially or totally damaged by fire or other cause, the consequences thereof shall be determined pursuant to Article 7 of the Overlease. Tenant shall be entitled to participate with Landlord in the enforcement of Landlord's rights against Overlandlord under said Article 7 in the same manner as is provided in
Section 5.01 hereof. Tenant's right to an apportionment and/or abatement of rent and to repairs shall be dependent upon whether or not Landlord has a right to apportionment and/or abatement of rents and repairs with respect to the Leased Premises under said Article 7. No damage, compensation or claims shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any such damage by fire or other cause or by the repair or restoration of any portion of the Leased Premises or of the Building. Landlord will not carry insurance of any kind on Tenant's personal property kept at the Premises, and Landlord shall not be obligated to repair any damage thereto or replace the same.

          (c) If Overlandlord terminates the Overlease by written notice to Landlord as provided in Section 7.02 thereof, upon the date specified in such notice the term of this Lease shall expire as fully and completely as if such date were the Expiration Date, and Tenant shall forthwith quit, surrender and vacate the Leased Premises without prejudice however, to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any Annual Rental or Additional Rental owing shall be paid up to such date and any payments of Annual Rental or Additional Rental made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. In the event that Overlandlord elects to restore the Building, Tenant shall cooperate with Overlandlord's restoration by removing from the Leased Premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for Annual Rental or Additional Rental shall resume five (5) days after the Leased Premises are substantially ready for Tenant's occupancy and Landlord has given Tenant written notice thereof.

          (d) This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of express agreement, and any other law of like import now or hereafter in force, shall have no application in such case.

          (e) It is agreed that if (i) reconstruction of the Overlease Premises is not substantially complete within six (6) months after a casualty described in Section 9.01(b) hereof and (ii) Landlord, pursuant to Section 7.01 of the Overlease, elects to terminate the Overlease by giving Overlandlord written notice of such election with a copy thereof to Tenant, this Lease shall terminate as of the date of such election.

          Section 9.02. Waiver of Subrogation Rights. Notwithstanding any provision of this Lease to the contrary, the parties hereto hereby waive any and all rights of recovery, claim, action or cause of action, against each other, their respective agents, officers and employees, for any loss or damage that may occur to the Leased Premises or the Building and to all property, whether real, personal or mixed, located in the Leased Premises or the Building, by reason of fire, the elements, or any other cause normally insured against under the terms of standard fire and extended coverage insurance policies of the type prescribed from time to time for use in respect of the Building, regardless of cause or origin, including negligence of the parties hereto, their respective agents and employees. Each party agrees to provide the other with reasonable evidence of its insurance carrier's consent to such waiver of subrogation.


                                   ARTICLE TEN

                                    LIABILITY

          Section 10.01. Indemnification of the Parties. Subject to the provisions of Section 9.02, Landlord and Tenant each agree to indemnify and save the other harmless from any and all claims with respect to bodily injury or property damage, arising from any breach or default on the part of the indemnifying party in the performance of any covenant or agreement on its part to be performed pursuant to the terms of this Lease or arising from its negligence or the negligence of any of its agents or employees, including all costs, counsel fees, expenses and liabilities incurred in or about any such claim. Without limiting the foregoing, Tenant shall indemnify and hold harmless Landlord and all Superior Mortgagees and its and their respective partners, directors, officers, agents and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the Leased Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in or about the Leased Premises during the term of this Lease; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees or contractors; and (c) any accident, injury or damage whatever (unless caused by Landlord's negligence) occurring in, at or upon the Leased Premises; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, reasonable attorneys' fees and expenses. In case any action or proceeding is brought against Landlord and/or any Superior Mortgagee and/or its or their partners, directors, officers, agents and/or employees by reason of any such claim, the indemnified party shall give prompt notice to the indemnifying party who shall resist and defend such action or proceeding (by insurance company counsel or, if there is no insurance company counsel, counsel reasonably satisfactory to the indemnified party).

          Section 10.02. Landlord's Liability. (a) The term "Landlord" shall mean only the owner or owners at the time in question of Landlord's interest in this Lease, so that in the event ofany transfer of Landlord's interest in this Lease upon notification to Tenant of such transfer, the said transferor landlord shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Landlord hereunder; provided, however, that any sums received by such transferor landlord which are payable to Tenant shall be retained by such transferor landlord for payment of any such sums to Tenant, and provided further that any other funds in the hands of such transferor landlord at the time of such transfer in which Tenant has an interest shall be turned over to the new owner and holders of the Landlord's interest in this Lease and any amount then due and payable by Tenant to such transferor landlord, shall be so paid, and provided further that upon any such transfer, the transferee shall expressly assume in writing, subject to the limitations of this Section, all of the terms, covenants and conditions of this Lease to be performed on the part of landlord hereunder.

          (b) Tenant shall look solely to the Building and Land (or the proceeds thereof) and, where expressly provided in this Lease, to offsets against the rents payable under this Lease, for the satisfaction of any monetary claims hereunder or the collection of any judgment (or other judicial process) based thereon, and no other property or assets of Landlord, any joint venturer, partner, co-owner, officer, director, shareholder or beneficiary of or with the Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of such claim or judgment (or other judicial process); provided, however, that the foregoing shall not limit such rights, if any, as Tenant may have to injunctive relief or specific enforcement of the obligations of Landlord hereunder.


                                 ARTICLE ELEVEN

                            ALTERATIONS AND FIXTURES

          Section 11.01. Alterations by Tenant. (a) Tenant shall make no alterations in or additions to the Leased Premises without the prior written consent of Overlandlord and Landlord in each instance. Landlord agrees that its consent to such alterations and/or additions shall not be unreasonably withheld or delayed provided that Tenant shall have first obtained Overlandlord's consent in accordance with Article 5 of the Overlease.

Notwithstanding anything to the contrary contained in this Lease, all alterations and additions which are not customary office installations shall, at the request of Landlord, be removed by Tenant at the expiration or sooner termination of the term of this Lease, and Tenant shall, at Tenant's expense, so remove said alterations and additions and repair and restore the Leased Premises to the conditions of same existing immediately prior to the making of such alterations and additions.

          (b) (i) All alterations or additions made by Tenant in the Leased Premises shall be constructed and completed in a good and workmanlike manner at Tenant's expense by contractors approved by Landlord, such approval not to be unreasonably withheld or delayed provided that Tenant shall have first obtained Overlandlord's approval. Tenant shall obtain all necessary governmental permits, licenses and approvals and shall comply with all applicable laws. In connection with any major alteration, Tenant shall submit to Landlord and Overlandlord in advance of any work being performed, complete drawings, plans and specifications for Landlord's and Overlandlord's approval as provided in Section 5.01(e)l of the Overlease.

          (ii) Upon Landlord's and Overlandlord's approval of Tenant's plans and specifications, Tenant shall submit to Landlord and Overlandlord cost estimates certified by Tenant's architect for such work for Landlord's and Overlandlord's review pursuant to the procedures set forth in Section 5.01(e)1 of the Overlease.

          (iii) Upon a request  from  Landlord and  Overlandlord  as provided in
Section 5.01(e)l of the Overlease (and prior to Tenant's commencing any work), Tenant shall deliver to Overlandlord, at Tenant's sole cost and expense, to secure the prompt and proper completion of Tenant's work either (i) a payment and performance bond, issued by a surety company acceptable to Landlord and Overlandlord in an amount at least equal to the estimated cost of such Tenant's work, or (ii) at Tenant's option, an irrevocable, unconditional, negotiable letter of credit, issued by and drawn on a bank which is a member of The New York Clearing House Association and otherwise satisfactory to Landlord and Overlandlord and in a form reasonably satisfactory to Overlandlord and Landlord, in an amount equal to the aggregate of (A) the aforesaid final cost estimate and
(B) ten per cent (10%) of such sum and  otherwise  subject to the  provisions of
Section 5.01(e)l of the Overlease. The letter of credit shall be for one year and shall be renewed by Tenant each and every year until Tenant's work is completed and shall be delivered to Overlandlord not less than 30 days prior to the expiration of the then current letter of credit. Failure to deliver such new letter of credit on or before said date shall entitle Overlandlord to present the then current letter of credit for payment and hold the proceeds thereof for application as provided herein. The bank referred to in this subsection shall be a bank independent of Landlord and shall be a bank other than Tenant and any Affiliate of Landlord or Tenant.

          (c) All improvements not removable by Tenant in the Leased Premises shall be fully paid for by Tenant in cash and shall not be subject to conditional bills of sale, chattel mortgage or other title retention agreements.

          (d) Upon approval of such plans and specifications, with any charges Landlord or Overlandlord may reasonably require, the alteration may only be performed in accordance with the approved plans and specifications with only such changes thereto, except immaterial field changes as Landlord and Overlandlord shall approve. In connection with the performance of any alteration (whether or not a major alteration) by Tenant: (i) neither Tenant nor its agents or employees shall interfere with the work being done by Overlandlord, Landlord or their agents and employees, (ii) Tenant shall comply with any reasonable work schedule, rules and regulations proposed by Overlandlord, Landlord, or their agents or employees, (iii) the labor employed by Tenant shall be harmonious and compatible with the labor employed by Overlandlord in the building, it being agreed that if in Landlord's or Overlandlord's reasonable judgment the labor is incompatible Tenant shall forthwith upon Landlord's or Overlandlord's demand withdraw such labor from the Leased Premises, (iv) Tenant shall procure and deliver to Overlandlord and Landlord workmen's compensation public liability, property damage and such other insurance policies, in such amounts as shall be reasonably required by either of them in connection with Tenant's work, and shall upon Landlord's or Overlandlord's request cause Landlord or Overlandlord to be named as an insured thereunder, (v) Tenant shall hold Landlord and Overlandlord harmless from and against any and all claims arising from or in connection with any act or omission of Tenant or its agent or employees and (vi) Tenant shall promptly pay for Tenant's work in full and shall not permit any lien to attach to the Leased Premises or the Building.

          Section 11.02. Tenant's Property. (a) Subject to Tenant obtaining any consent of Overlandlord which may be required pursuant to Article 5 of the Overlease, Tenant, at its expense, may, at any time and from time to time, install in and remove from the Leased Premises its trade fixtures, equipment, partitions, walls and wall systems, furniture and furnishings, provided such installation or removal is accomplished without material damage to the Leased Premises or the Building and Tenant promptly repairs any such damage. All fixtures, equipment, improvements and appurtenances attached to or built into the Leased Premises for and on behalf of Tenant, whether at or prior to the commencement of this Lease or during the term of this Lease, not removable as aforesaid shall be deemed the property of Landlord and shall not be removed by Tenant, except that (i) at the time of the approval of the alterations, Landlord may require Tenant to remove any of such property which does not constitute a customary office installation upon the expiration or termination of this Lease, and (ii) Tenant may alter or remove the same if no longer useful to Tenant and in compliance with Section 11.01 hereof. Upon removal of any such property by Tenant pursuant to clause (i) above, Tenant shall, at its expense, repair and restore the Leased Premises to a reasonable and usable condition.

          (b) Upon the expiration or sooner termination of this Lease, Tenant shall remove all of Tenant's property (including any installation or other work performed by Tenant or on its behalf) not permanently affixed to the Building. Tenant shall quit and surrender the Leased Premises in "broom clean" condition and in good order and repair, except for ordinary wear and tear. If Tenant fails to remove any of Tenant's property (including any installation or other work performed by Tenant or on its behalf) that Tenant may or is required to remove upon the termination of this Lease, any such property not so removed shall, at Landlord's election, become the property of Landlord and/or be removed by Landlord at Tenant's expense.


                                 ARTICLE TWELVE

                                  CONDEMNATION

          Section 12.01. Condemnation. In the event that the Demised Premises or any part thereof or the Building shall be acquired or condemned by eminent domain for any public or quasi- public use or purpose, whether partially or totally and whether temporarily or permanently, the consequences thereof shall be determined pursuant to Article 8 of the Overlease. Tenant shall be entitled to participate with Landlord in the enforcement of Landlord's rights against Overlandlord under said Article 8 in the same manner as is provided in Section
5.01 hereof. Tenant's right to an apportionment of rent and to repairs shall be dependent upon whether or not Landlord has a right to apportionment of rents and repairs with respect to the Leased Premises under said Article 8. No damage, compensation or claims shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any such condemnation or the repair or restoration of any portion of the Leased Premises or of the Building required thereby.

                                ARTICLE THIRTEEN

                              REMEDIES AND DEFAULTS


          Section 13.01. Bankruptcy. (a) In the event a petition is filed by or against Tenant under the United States Bankruptcy Code, 11 U.S.C. Sections 101-1330, as amended, or any successor thereto (the "Bankruptcy Code"), Tenant, as debtor and debtor-in-possession, and any trustee who may be appointed, agree to adequately protect Landlord as follows: (i) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Leased Premises an amount equal to all Annual Rent and Additional Rent due pursuant to this Lease; (ii) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of a court of competent jurisdiction; (iii) to determine within sixty (60) days after the filing of such petition whether to assume or to reject this Lease; (iv) to give Landlord at least thirty (30) days' prior written notice, unless a shorter notice period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease; (v) to give at least thirty
(30) days' prior written notice of any vacation or abandonment of the Leased Premises, any such vacation or abandonment to be deemed a rejection of this Lease; and (vi) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code. Tenant shall be deemed to have rejected this Lease in the event of the failure to comply with any of the above.

          (b) If Tenant or a trustee elects to reject this Lease subsequent to the filing of a petition under the Bankruptcy Code, or if this Lease is otherwise rejected, Tenant shall immediately vacate and surrender possession of the Leased Premises in accordance with Section 8.01(b) hereof.

          (c) If Tenant or a trustee elects to assume this Lease subsequent to the filing of a petition under the Bankruptcy Code, Tenant, as debtor and as debtor-in-possession, and any trustee who may be appointed agree as follows: (i) to cure each and every existing breach by Tenant within not more than ninety
(90) days after assumption of this Lease; (ii) within ninety (90) days of this Lease to compensate Landlord for any actual pecuniary loss resulting from any existing breach, including, without limitation, Landlord's reasonable costs, expenses and attorneys' fees incurred as a result of such breach, as determined by a court of competent jurisdiction; (iii) in the event of an existing breach, to provide adequate assurance of Tenant's future performance, including, without limitation, (A) the deposit of a sum equal to three (3) months' installments of Annual Rent to be held to secure Tenant's obligations under the Lease, (B) the production to Landlord of written documentation establishing that Tenant has sufficient present and anticipated financial ability to perform each and every obligation of Tenant under this Lease, and (C) such additional assurances, in form reasonably acceptable to Landlord, as may be required under any applicable provision of the Bankruptcy Code; (iv) the assumption will not breach any provision of this Lease; (v) the assumption will be subject to all of the provisions of this Lease unless the prior written consent of Landlord is obtained; and (vi) to obtain the prior written consent of any Superior Mortgagee to which this Lease has been assigned as collateral security to such assumption.

          (d) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notices of such proposed assignment, setting forth
(i) the name and address of such person, (ii) all the terms and conditions of such offer, and (iii) the adequate assurances to be provided Landlord to assure such person's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to beexercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. The adequate assurance to be provided Landlord to assure the assignee's future performance under the Lease shall include without limitation: (A) the deposit of a sum equal to three (3) months' installments of the Annual Rental to be held to secure Tenant's obligations under this Lease,
(B) a written demonstration that the assignee meets all reasonable financial and other criteria of Landlord as did Tenant and its business at the time of execution of this Lease, including the production of the most recent audited financial statement of the assignee prepared by an independent certified public accountant, (C) use of the Leased Premises in compliance with the terms of
Section 7.01 of this Lease, and (D) such additional assurances, in form reasonably acceptable to Landlord, as to all matters identified in any applicable provision of the Bankruptcy Code.

          (e) Neither Tenant nor any trustee who may be appointed in the event of the filing of a petition under the Bankruptcy Code shall conduct or permit the conduct of any "fire," "bankruptcy," "going out of business" or auction sale in or from the Leased Premises.

          Section 13.02. Conditions of Limitation. This Lease and the term and estate hereby granted are subject to the limitation that:

          (i) in case Tenant shall make an assignment of its property for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or an insolvency petition under any bankruptcy or insolvency law shall be filed against Tenant and such involuntary petition is not dismissed within ninety (90) days after the filing thereof;

          (ii) in case a receiver, trustee or liquidator shall be appointed for Tenant or of or for the property of Tenant, and such receiver, trustee or liquidator shall not have been discharged within ninety (90) days from the date of such appointment;

          (iii) in case Tenant shall default in the payment of any Annual Rent or Additional Rent or any other charge payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and such default shall continue for five (5) days after Landlord shall have given to Tenant a written notice specifying such default;

          (iv) in case Tenant shall default in the due keeping, observing or performance of any covenant, agreement, term, provision or condition of Article 3 hereof on the part of Tenant to be kept, observed or performed and if such default (A) would, if not cured, cause Landlord to be subject to fine, penalty, violation, revocation or suspension of the certificate of occupancy for the Building, or other damages and (B) shall continue and shall not be remedied by Tenant within such time as is reasonable to leave Landlord sufficient time to remedy should Tenant fail to do so in the time allotted (but in any event no more than ten (10) days nor less than forty-eight (48) hours after Landlord shall have given to Tenant a written notice specifying the same (otherwise clause (v) of this Section 13.02 shall apply);

          (v) in case Tenant shall default in the due keeping, observing or performance of any covenant, agreement, term, provision or condition of this

Lease on the part of Tenant to be kept, observed or performed (other than a default of the character referred to in clauses (iii) or (iv) of this Section 13.02), and if such default shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same, or, in the case of such a default which for causes beyond Tenant's control cannot with due diligence be cured within said period of thirty (30) days, if Tenant (A) shall not, promptly upon the giving of such notice, advise Landlord in writing of Tenant's intention to take all steps necessary to remedy such default with due diligence, (B) shall not duly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, and (C) shall not remedy the same within a reasonable time after the date of the giving of said notice by Landlord;

          (vi) in case any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any firm, association, corporation, person or entity other than Tenant except as expressly permitted under Article 16 hereof, or whenever Tenant shall desert or abandon all or substantially all of the Leased Premises for a period of thirty
(30)  consecutive  days or the same shall  become  vacant for a period of thirty
(30) consecutive days (whether the keys be surrendered or not and whether the rent be paid or not); or (vii) in case any assignee of Tenant, which is not an Affiliate (as defined herein) of Tenant, shall default in the payment of any Fixed Rent or Additional Rent payable hereunder more than twice, in the aggregate, in any period of twelve (12) months, notwithstanding that such defaults shall have been cured within the applicable cure period, then, in any of said cases, Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted (whether or not the term shall theretofore have commenced) shall expire and terminate upon the expiration of said three days with the same effect as if that day were the date hereinbefore set for the expiration of the full term of this Lease, but Tenant shall remain liable for damages as provided in this Lease or pursuant to law. If the term "Tenant", as used in this Lease, refers to more than one person, then as used in clauses (i) and (ii) of this
Section 13.02, said term shall be deemed to include all such persons or any one of them, if any of the obligations of Tenant under this lease is guaranteed, the term "Tenant", as used in said clauses, shall be deemed to include also the guarantor or, if there be more than one Guarantor, all or any one of them; and, if this Lease shall have been assigned, the term "Tenant", as used in said clauses, shall be deemed to include the assignee and the assignor or either of them under any such assignment unless Landlord shall, in connection with such assignment, release the assignor from any further liability under this Lease, in which event the term "Tenant", as used in said clauses, shall not include the assignor so released.

          Section 13.03. Re-entry. (a) If Tenant shall default in the payment of any Annual Rental or Additional Rental, and such default shall continue beyond any applicable grace or cure period for same, if any, or if this Lease shall terminate as provided in Section 13.02, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Leased Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Leased Premises. The word "re-enter," as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of
Section 13.02, or if Landlord shall re-enter the Leased Premises under the provisions of this Section, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Annual Rental and Additional Rental payable up to the time of such termination of this Lease, or of such recovery of possession of the Leased Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Section 13.04.

                  (b) In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

                  (c) If this Lease  shall  terminate  under the  provisions  of
Section 13.02, or if Landlord shall re-enter the Leased Premises under the provisions of this Section 13.03, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Annual Rental or Additional Rental due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Section 13.04 or pursuant to law.

                  Section 13.04. Damages. (a) If this Lease is terminated under the provisions of Section 13.02, or if Landlord shall re-enter the Leased Premises under the provisions of Section 13.03, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

                  (A) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Annual Rental and the Additional Rental which would have been payable by Tenant (conclusively presuming the average monthly
         Additional Rental to be the same as were payable for the last 12 calendar months, or if less than 12 calendar months have then elapsed since the date hereof, all of the calendar months, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord has not so re-entered the Leased Premises, over (ii) the aggregate rental value of the Leased Premises for the same period, or

                  (B) sums equal to the Annual Rental and the Additional Rental under Article Four which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Leased Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the date contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Leased Premises, provided, however, that if Landlord shall relet the Leased Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Leased Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Leased Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Leased Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Leased Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Leased Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Leased Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Leased Premises or any part thereof, or if the Leased Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease.

                  (b) Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Section 13.02, or under any provision of law, or had Landlord not re-entered the Leased Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this lease or re-entry on the Leased Premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in subsection (a) herein above.

                  (c) In addition, if this Lease is terminated under the provisions of Section 13.02, or if Landlord shall re-enter the Leased Premises under the provisions of Section 13.03, Tenant agrees that:

          (i) the Leased Premises then shall be in the same condition as that in which

          Tenant has agreed to surrender the same to Landlord at the expiration of the term hereof;

                  (ii) Tenant shall have performed prior to any such termination any covenant of Tenant contained in this Lease for the making of any Tenant's work or for restoring or rebuilding the Leased Premises or the Building, or any part thereof; and

                  (iii) for the breach of any covenant of Tenant set forth above in this subsection (c), Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

          Section 13.05. Default by Landlord. If Landlord shall fail to make any payment which Landlord is obligated to make to Tenant under the terms of this Lease for a period of five (5) days after written notice thereof, or if Landlord shall default in any of its obligations under this Lease (other than a default in the payment of any money) and such default shall continue and not be remedied as soon as practicable, and in any event within thirty (30) days after Tenant had given to Landlord a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days, if Landlord shall not (x) within said thirty (30)-day period advise Tenant of Landlord's intention to take all steps necessary to remedy such default, (y) duly commence within said thirty (30)-day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (z) complete such remedy within a reasonable period of time after the date of such notice from Tenant, then Tenant shall be entitled, without being obligated to and in addition to those remedies Tenant may have at law or in equity, to refer the matter to arbitration pursuant to Article 14.

          Section 13.06. Suspension of Tenant Default. Except as otherwise expressly provided herein, in the event that Tenant shall dispute, in good faith, any Additional Rental or other sum (other than Annual Rental) claimed by Landlord hereunder and Tenant shall give Landlord written notice specifying in reasonable detail the basis for its dispute, Tenant may withhold payment of the particular amount in dispute and shall not be deemed to be in default hereunder by reason hereof unless and until such dispute is determined adversely to Tenant and Tenant shall fail to pay the withheld amount, or so much thereof as shall be determined to be payable to Landlord, within ten (10) days of the determination of such dispute, together with interest thereon at the Lease Interest Rate, from the date such amount was due until paid in full plus the late charge provided by
Section 4.03. The term "Lease Interest Rate" shall mean the rate announced from time to time by Citibank, N.A. as its base rate for 90 day unsecured loans to creditworthy customers, but in no event to exceed a rate which would make said rate usurious under the laws of the State of New York. Tenant and Landlord shall proceed diligently to resolve any such dispute by arbitration in the manner provided in Article Fourteen. If the arbitrators shall affirmatively determine that Tenant acted in bad faith in invoking this Section 13.06, the applicable interest rate, in lieu of the Lease Interest Rate, shall be 24% per annum, but in no event to exceed a rate which would make said rate usurious under the laws of the State of New York.

                                ARTICLE FOURTEEN

                                   ARBITRATION



          Section 14.01. Arbitration. (a) Wherever in this Lease arbitration is specified or permitted, it shall be conducted as provided in this Section 14.01. The arbitration shall be conducted by a single arbitrator, if the parties agree to a specified single arbitrator, or otherwise by a panel of three arbitrators, in either event in accordance with the rules and regulations for commercial matters then obtaining of the New York City branch of the American Arbitration Association or its successor (the "AAA"). The arbitration shall be conducted in the Borough of Manhattan. The determination of the arbitrators shall be final, binding and conclusive on all the parties, and judgment may be rendered thereon by any court having jurisdiction, upon application of either Landlord or Tenant. The arbitrators shall have no right to modify or amend the terms of this Lease. If a panel of three arbitrators is used, each party shall have the right to select one of the arbitrators, and the third arbitrator, who shall be a competent and impartial person with at least 10 years' experience in the Borough of Manhattan in a calling connected with the subject matter of the arbitration, shall be selected by the other two arbitrators or, failing agreement by them, the AAA. The arbitrators shall be entitled to award costs as part of their decision and shall award costs to the prevailing party, if there is one.

          (b) Tenant agrees that notwithstanding any reference herein to determination of any dispute by arbitration, Tenant shall not have the right to determine any such dispute by arbitration if Landlord shall not have the equivalent right under the Overlease or if the delay involved in the determination of such a dispute hereunder by arbitration would or could result in a default by Landlord under the Overlease. Landlord agrees that it will, to the extent permitted to do so by Overlandlord, permit Tenant to participate in any arbitration proceedings under the Overlease which involve Tenant or the Leased Premises.

                                 ARTICLE FIFTEEN

                              COMPLIANCE WITH LAWS

          Section 15.01. Tenant's Compliance with Laws. (a) Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Leased Premises or the use or occupation thereof. Tenant, at its expense, shall comply with any valid and applicable laws, rules, orders, ordinances, regulations and other requirements, present or future (collectively, "Applicable Laws"), affecting the Leased Premises and/or the Building that are promulgated by any governmental authority or agency having jurisdiction over the Leased Premises and/or the Building and with any requirements of the insurance companies insuring Landlord against damage, loss or liability for accidents in or connected with the Building to the extent that the same shall arise out of or affect or be applicable to (i) Tenant's use or manner of use of the Leased Premises, (ii) alterations and improvements made by Tenant, (iii) a breach by Tenant of its obligations under this Lease, (iv) the installation, modification or maintenance of any gas, smoke, fire detector, alarm, sprinkler or other system to prevent or extinguish fires or combustions or to promote fire safety arising out of Tenant's use of the Leased Premises or (v) any cause or condition created by Tenant. Tenant shall not at any time use or occupy the Leased Premises so as to violate the Certificate of Occupancy for the Building. Nothing herein contained, however, shall be deemed to impose any obligation upon Tenant to make any structural changes or repairs unless necessitated by reason of a particular use by Tenant of the Leased Premises, its manner of use of the same or its use thereof as a bank.

          (b) Tenant may, at its expense (and, if necessary, in the name of but without expense to, Landlord) contest, by appropriate proceedings diligently prosecuted, the validity, or applicability to the Leased Premises, any matter it may be required to comply with pursuant to subsection (a) above, and may postpone its compliance therewith until such contest shall be decided.

          (c) Tenant shall pay all the costs. expenses. fines, penalties and damages which may be imposed upon Overlandlord, Landlord or any Superior Mortgagee by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section. If Tenant installs a sprinkler system in the Leased Premises, Tenant may, with Landlord's consent, which shall not be unreasonably withheld provided that Tenant shall have first obtained Overlandlord's consent, connect such system to the sprinkler system in the Building. Such connection shall be deemed an alteration for all of the purposes of this Lease.


                                 ARTICLE SIXTEEN

                            ASSIGNMENT AND SUBLETTING

          Section 16.01. General Prohibition. Neither this Lease nor all or any part of the leasehold interest created hereby shall, by operation of law or otherwise, be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant and neither the Leased Premises nor any part thereof shall be sublet or be used or occupied for any purpose by anyone other than Tenant, without the prior consent of Overlandlord and Landlord in each instance, except as otherwise provided in this Article. No permitted subtenant shall assign, encumber, modify or extend its sublease or further sublet all or any portion of its sublet space, or otherwise permit any portion of the sublet space to be used or occupied by others, without the prior consent of Overlandlord and Landlord in each instance and each proposed sublease shall contain appropriate prohibitions in furtherance of the foregoing. Provided that Tenant shall have first obtained Overlandlord's consent in accordance with Article 25 of the Overlease, Landlord agrees that it shall not unreasonably withhold its consent to any such assignment or subletting by a permitted subtenant provided the conditions for same contained in the said
Article 25 are satisfied and no event of default exists and is continuing. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of this Article 16 shall be void.

          Section 16.02. Rights of Landlord. If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Leased Premises or any part thereof is sublet or be used or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from such subtenant or occupant. In either event, Landlord may apply the next amount collected to the rents herein reserved. The consent by Overlandlord or Landlord to an assignment, transfer, encumbering or subletting pursuant to any provision of this Lease shall not relieve Tenant or any assignee or subtenant from obtaining the express prior consent of Overlandlord and Landlord to any other or further assignment, transfer, encumbering or subletting. The listing of any name other than that of Tenant on any Building directory or tenant listing shall not vest in such person any right or interest in this Lease or the Leased Premises or constitute any consent of Overlandlord or Landlord required under this Article. Tenant agrees to pay to Landlord the reasonable attorneys' fees and out-of-pocket expenses incurred by Landlord in connection with any proposed assignment or subletting. Neither any assignment of this Lease nor any subletting, occupancy or use of the Leased Premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant, nor any application of any such rent as provided in this Article shall be deemed a waiver of any of the provisions of Section 16.01 or, relieve, impair, release or discharge Tenant of its obligation fully to perform the terms of this Lease on Tenant's part to be performed, and Tenant shall remain fully and primarily liable hereunder. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease, provided that the liability of any predecessor Tenant may not be increased thereby.

          Section 16.03. Net Profits. (a) If Tenant shall assign or sublet the Leased Premises, Tenant shall pay to Landlord, after deduction of "Permitted Expenses" (as hereinafter defined), the following amounts: (i) in the case of an assignment, an amount equal to one hundred percent (100%) of all consideration received by Tenant for such assignment and (ii) in the case of a subletting, one hundred percent (100%) of any rents or other consideration paid under the sublease in excess of the rents payable for the subleased space (on a proportionate rentable area basis) hereunder for the same period. The term "consideration" shall include all sums paid in consideration of the assignment or subletting, including, without being limited to, any sums paid for the purchase or rental of Tenant's property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns. The term "consideration" shall not include any amounts payable by subtenants to Tenant for cleaning services unless at such time Tenant is paying Landlord for such services under this Lease.

          (b) As used herein, the term "Permitted Expenses" shall mean the aggregate of reasonable and customary (i) broker commissions and legal fees incurred by Tenant in connection with any such assignment or sublease, (ii) Annual Rent and Additional Rental paid by Tenant with respect to any portion of the Leased Premises involved in such transaction for the period of time the same remained unleased and prior to the effective date of any such assignment or the commencement of rental payments under any such sublease or during any period that rental payments thereunder are abated, (iii) the costs, if any, incurred by Tenant in separating the space from the balance of the Leased Premises, (iv) advertising expenses incurred by Tenant, (v) costs incurred by Tenant in preparing the space for occupancy, including cash allowances in lieu thereof and
(vi) any amounts payable to Overlandlord pursuant to Section 25.06 of the Overlease.

          Section 16.04. Remedy for Delayed or Withheld Consent. Tenant shall not be entitled to make any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of setoff, counterclaim or defense), based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval to a proposed assignment or subletting as provided for above, but Tenant's sole remedy in such event shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment; provided, however, that Tenant may make such a claim in the event and only in the event that it is finally determined by arbitration or court proceeding that Landlord acted in a grossly arbitrary or grossly capricious manner in withholding or delaying the consent or approval in issue.

                                ARTICLE SEVENTEEN

                                LANDLORD'S ACCESS

          Section 17.01. Landlord's Access to Premises. Tenant covenants and agrees that Tenant will permit Overlandlord, Landlord and any mortgagee of the Building and/or the Land or of the interest of Landlord therein and any lessor under any ground or underlying lease, and their representatives, to enter the Premises (including the Second Floor roof setback) at all reasonable hours, and upon reasonable advance notice to Tenant (except that in the case of an emergency no notice shall be required), for the purposes of inspection, or of making repairs, replacements or improvements in or to the Premises or the Building or equipment, or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Overlandlord and Landlord by this Lease and by the Overlease (including the right during the progress of such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements, to keep and store within the Premises all necessary materials, tools and equipment). In connection with the foregoing, Landlord will use reasonable efforts to minimize interference with Tenant's use of the Premises. Tenant may designate one or more areas in the Leased Premises as secure areas, and Overlandlord and Landlord shall have no access thereto without being accompanied by a designated representative of Tenant except in the case of emergencies with the accompaniment of members of the New York City Fire or Police Department or other appropriate government officer or agent.

          Section 17.02. Overlandlord's Right to Change the Building. Pursuant to Section 6.01 of the Overlease, Overlandlord shall have the right, at any time, without incurring any liability to Tenant therefor, and without affecting or reducing any of Tenant's covenants and obligations hereunder, to make or permit to be made such changes, alterations, additions and improvements in or to the Building (including the Premises) and the fixtures and equipment thereof, as well as in or to the sidewalks, vaults, street entrances, halls, passages, elevators, escalators, stairways and other parts thereof, and to erect, maintain and use pipes, ducts and conduits in and through the Leased Premises, all as Landlord and Overlandlord may deem reasonably necessary or desirable. Nothing contained in this Article 17.02 shall relieve Tenant of any duty, obligation or liability of Tenant set forth in this Lease with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority.


                                ARTICLE EIGHTEEN

                             NAME OF BUILDING; SIGNS

          Section 18.01. Landlord's Right to Designate Building Name. Overlandlord shall have the right to designate, and thereafter change, the name of the Building and to change the address of the Building pursuant to Section
6.02 of the Overlease.

          Section 18.02. Signs. Tenant shall not install or permit installation of any signs, sculptures and/or graphics which adversely reflect on the dignity or character of the Building or could reasonably be construed to rename the Building and shall not permit the Building to be identified by the name of another company through signage.

                                ARTICLE NINETEEN

                                 QUIET ENJOYMENT

          Section 19.01. Covenant of Quiet Enjoyment. So long as Tenant pays all of the Annual Rental and Additional Rental and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Leased Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to Mortgages. This covenant shall be construed as a covenant running with the Land, and is not, nor shall it be construed as, a personal covenant of Landlord, except to the extent of Landlord's interest in this Lease and only so long as such interest shall continue, and thereafter this covenant shall be binding only upon subsequent successors in interest of Landlord's interest in this Lease, to the extent of their respective interests, as and when they shall acquire the same, and so long as they shall retain such interest.


                                 ARTICLE TWENTY

                                   NON-WAIVER

          Section 20.01. Non-Waiver by Either Party. Failure by either party to complain of any action, nonaction or default of the other party shall not constitute a waiver of any aggrieved party's rights hereunder. Waiver by either party of any right for any default of the other party shall not constitute a waiver of any right for either a subsequent default of the same obligation or for any other default, past, present or future.


                               ARTICLE TWENTY-ONE

                                     NOTICES

          Section 21.01. Notices to Landlord or Tenant. Any notice or communication to Landlord or Tenant required or permitted to be given under this Lease shall be effectively given only if in writing and mailed by United States Registered or Certified Mail, postage prepaid, return receipt requested (any notice so given shall be effective two (2) days after the mailing thereof at a U.S. Postal Service office in the Borough of Manhattan) or (ii) personal delivery against receipt or (iii) overnight courier for next business day morning delivery, addressed as follows:

                  If to Landlord, as follows:

                           Banco Union
                           New York Agency
                           609 Fifth Avenue
                           New York, New York  10017
                           Attention:  Regional Vice President

                  If to Tenant, as follows:

                           Disc Graphics, Inc.
                           10 Gilpin Avenue
                           Hauppauge, New York 11788
                           Attention:

Either party shall have the right to change the address to which notices shall thereafter be sent by giving notice to the other party as aforesaid. Any notice so given shall be effective two (2) days after the mailing thereof at a United States Postal Service office or box in the Borough of Manhattan.

                               ARTICLE TWENTY-TWO

                               PARTIAL INVALIDITY

          Section 22.01. Severability Clause. If any term. covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.


                              ARTICLE TWENTY-THREE

                                    BROKERAGE

          Section 23.01. Brokerage. Landlord and Tenant mutually represent to each other that they have dealt with no brokers with respect to this Lease other than Colliers ABR, Inc. and Promenade Real Estate Corp. (collectively, the "Brokers"). Each party agrees to indemnify and hold harmless the other from and against any claims for commissions based upon a breach of the foregoing representation. Landlord shall pay the Brokers a commission in accordance with a separate agreement.


                               ARTICLE TWENTY-FOUR

                              ESTOPPEL CERTIFICATES

          Section 24.01. Estoppel Certificates. Landlord and Tenant shall, without charge, at any time and from time to time, within ten (10) days after request by the other party, deliver a written instrument to the asking party or any other person, firm or corporation specified by the asking party, duly executed and acknowledged, certifying, as applicable:

                  (a) That this Lease is unmodified and in full force and effect or, if there has been any modification, that the same is in full force and effect as modified and stating any such modification;

                  (b) Whether or not there are then existing any defenses or offsets which are not claims under subsection (d) below against the enforcement of any of the agreements, terms, covenants, or conditions of this Lease and any modification thereof upon the part of Tenant or Landlord to be performed or complied with, and, if so, specifying the same;

                    (c) The dates to which the Annual Rental and Additional Rental, and other charges hereunder, have been paid; and

                  (d) Whether or not Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim.


                               ARTICLE TWENTY-FIVE

                         TENANT'S RIGHT OF FIRST REFUSAL

          Section 25.01. Tenant's Right of First Refusal. In the event that Landlord contemplates a sublease of any or all of the Overlease Premises other than to an Affiliate (as defined in Section 25.03(b) of the Overlease) or a Successor Corporation (as defined in Section 25.04(b) of the Overlease), Landlord agrees to give Tenant written notice thereof at least ninety (90) days prior to the proposed effective date of such sublease but, in any event, no later than thirty (30) days prior to the date upon which Landlord shall give notice thereof to Overlandlord pursuant to Section 25.05 of the Overlease. Landlord's notice shall set forth the proposed effective date of such sublease and the proposed term thereof. Tenant shall have the option, to be exercised by written notice to Landlord within thirty (30) days after receipt of Landlord's notice, to enter into a sublease with Landlord for the space specified in Landlord's notice for the term of the proposed subletting. Said sublease shall be upon the same terms and conditions and shall contain the same covenants, agreements, and provisions which are set forth in this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section 25. The fixed rent and additional rent, respectively, payable pursuant to such sublease by Tenant shall be the rental rate per rentable square foot of Annual Rental and Additional Rental payable by Landlord pursuant to the Overlease with respect to the space during the term of the sublease.

          Section 25.02. Effect of Failure to Exercise Right. If Tenant shall waive or shall fail to exercise its option, then Landlord may proceed to give notice of the proposed subletting to Overlandlord in accordance with the Overlease and, in the event that Overlandlord does not exercise its right of recapture under the Overlease, Landlord may sublease the subject premises upon the terms and conditions to which Landlord and any subtenant shall agree. Any such sublease to a third party shall not be restricted to the terms and conditions which would have been required in a sublease to Tenant pursuant to
Section 25.01 hereof except that the space to be sublet and the term of the sublease shall be as set forth in Landlord's notice to Tenant. Upon the consummation of any such permitted subletting, the provisions of this Article 25 shall continue to apply to such interest with respect to any future sublease and shall continue to apply to any sublease of any part of the Overlease Premises not included in such permitted subletting. In the event, however, that Landlord shall not execute a proposed sublease within sixty (60) days after the date for the commencement

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

thereof set forth in Landlord's notice to Tenant, or within six months from the date of Landlord's notice if no date for the proposed sublease is set forth in Landlord's notice to Tenant, then such proposed subletting shall not be made unless such interest is again offered to Tenant in accordance with the provisions of this Article 25. The failure of Tenant to exercise its option with respect to any proposed subletting shall not affect Tenant's option under this
Article 25 with respect to any other proposed subletting

                               ARTICLE TWENTY-SIX

                                  SUBORDINATION

          Section 26.01. Subordination. Upon the request of Landlord and at no expense to Tenant, Tenant agrees to execute a subordination agreement confirming that this Lease is subject and subordinate in all respects to the Overlease and to all matters to which the Overlease is subject and subordinate.


                              ARTICLE TWENTY-SEVEN

                                SECURITY DEPOSIT

          Section 27.01. Security Deposit. (a) Tenant has deposited with Landlord $25,053.00 as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease (the "Security Deposit"). Landlord shall deposit the Security Deposit in an interest-bearing account in a federally insured, New York Clearing House Bank located in New York State. To the extent not prohibited by law, Landlord shall be entitled to receive and retain as an administrative expense an amount equal to interest on the Security Deposit at the rate of one percent (1%) per annum, which fee Landlord shall have the right to withdraw, at any time and from time to time, as Landlord may reasonably determine. The balance of the interest shall be paid to Tenant, or, at Landlord's option, credited against the next ensuing installments of Fixed Rent due hereunder, within a reasonable time following each anniversary of the Commencement Date.

          (b) It is agreed that in the event Tenant defaults, beyond the applicable notice and grace periods, in respect of any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of Annual Rental and Additional Rental, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Annual Rental and Additional Rental, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the Expiration Date and after delivery of entire possession of the Leased Premises to Landlord. In the event of a sale of the Land and Building or leasing of the Building, of which the Leased Premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liabilities for the return of such security; and Tenant agrees to look solely to the new Landlord for the return of said security; and it is agreed

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

that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event Landlord applies or retains any portion or all of the security deposited, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be as $25,053.00.


                              ARTICLE TWENTY-EIGHT

                              RULES AND REGULATIONS

          Section 28.01. General: This Lease Controls in Event of Conflict. The Overlease contains Overlandlord's Rules and Regulations for the Building. Tenant shall faithfully observe and comply with such Rules and Regulations (except as hereinafter provided) and such changes therein (whether by modification, elimination, addition or waiver) as Overlandlord at any time or times hereafter may make and Landlord shall communicate in writing to Tenant.


                               ARTICLE TWENTY-NINE

                                  MISCELLANEOUS

          Section 29.01. Certain Miscellaneous Provisions. This Lease (including the Exhibits referred to herein, and all supplementary agreements provided for herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. This Lease may not be changed, modified, terminated or discharged, in whole or in part, except by a writing, executed by the party against whom enforcement of the change, modification, termination or discharge is to be sought. The Article and Section headings or titles in this Lease are inserted for convenience only and are not to be given any effect in its construction. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural. The covenants and agreements contained herein shall inure to and be binding upon Landlord, its successors and assigns, and Tenant, its successors and assigns.

          Section 29.02. Governing Law. This Lease shall be governed in all respects by the laws of the State of New York.

          Section 29.03. Memoranda Agreements. Landlord shall, at Tenant's request, execute and deliver a memorandum or short-form of this Lease, and memoranda or short-forms of all agreements supplementary hereto, which Tenant may, at its expense, file and record of record.

                  THIS LEASE is hereby executed and delivered effective as of the date and year first above written.

WITNESSES:                                LANDLORD:

                                          BANCO UNION,
                                          NEW YORK AGENCY
By: /s/ Patricia Romero
-----------------------
 Notary Public                           By: /s/ Alfredo J. Gonzalez
                                         ---------------------------
                                          Alfredo J. Gonzalez
                                          Regional Vice President


WITNESSES:                                TENANT:

                                          DISC GRAPHICS, INC.
By: /s/ Debra A. Sluter
-----------------------
  Notary Public                           By: /s/ Frank A. Bress
                                          ----------------------
                                          Frank A. Bress
                                          Vice President for Legal Affairs

                                    EXHIBIT A

                                   FLOOR PLAN

                                    EXHIBIT B

                                 LANDLORD'S WORK

          Landlord, at Landlord's expense, shall perform or cause to be performed the following work at the Leased Premises:

                    (i) clean and shampoo the carpet throughout the Leased Premises; and

                    (ii) remove stored materials in the Leased Premises.